UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 3, 2015

MERIT MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2015, Merit Medical Systems, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) for the purposes, among others, of reporting the removal of Kent Stanger, formerly the Chief Financial Officer, Treasurer and Secretary of the Company, and the resignation of Greg Barnett, formerly the Chief Accounting Officer of the Company. The purpose of this Amendment No. 1 to the Initial Report is to provide a summary of the severance arrangements negotiated between the Company and Messrs. Stanger and Barnett subsequent to the filing of the Initial Report. The following paragraphs amend and supplement the information set forth in the Initial Report with respect to the departures of Messrs. Stanger and Barnett.

The Company and Mr. Stanger have entered into a Separation Agreement and Release of All Claims (the “Stanger Separation Agreement”), which, among other terms and conditions, provides for Mr. Stanger’s release of all claims, liabilities and causes of action he has, had or may have against the Company and its affiliates and obligates Mr. Stanger to comply with various covenants relating to protection of the Company’s confidential information. In exchange for the release provided, and the covenants undertaken, by Mr. Stanger, the Stanger Separation Agreement obligates the Company to pay to Mr. Stanger a lump-sum payment of $810,000, to be paid on February 18, 2016. The Stanger Separation Agreement also obligates the Company to pay the Company’s portion of COBRA premiums for Mr. Stanger and Mr. Stanger’s enrolled family members until the earlier of January 31, 2018, the date on which Mr. Stanger becomes eligible for coverage under any group health plan maintained by another employer of Mr. Stanger, or the date such COBRA continuation coverage otherwise terminates as to Mr. Stanger.

The Company and Mr. Barnett have entered into a Separation Agreement and Release of All Claims (the “Barnett Separation Agreement”), which among other terms and conditions, provides for Mr. Barnett’s release of all claims, liabilities and causes of action he has, had or may have against the Company and its affiliates and obligates Mr. Barnett to comply with various restrictive covenants relating to, among other things, protection of the Company’s confidential information, non-competition against the Company, non-solicitation of the Company’s employees, customers, suppliers and other parties and non-disparagement of the Company. In exchange for the release provided, and the covenants undertaken, by Mr. Barnett, the Barnett Separation Agreement obligates the Company to pay a lump-sum payment of $385,000 and a bonus for the calendar year 2015 of not less than $60,000, both of which have been paid, and to pay the Company’s portion of COBRA premiums for Mr. Barnett and Mr. Barnett’s enrolled family members until the earlier of November 30, 2016, the date on which Mr. Barnett becomes eligible for coverage under any group health plan maintained by another employer of Mr. Barnett or his spouse, or the date such COBRA continuation coverage otherwise terminates as to Mr. Barnett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: February 5, 2016	By:	/s/ Bernard Birkett
Bernard Birkett
Chief Financial Officer

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